UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2026

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-39874	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 – 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LEXX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On January 27, 2026 at 1:00 p.m. (Pacific Time), the Company held its annual shareholder meeting (the “Meeting”).  There were 8,380,389 shares of the Company represented in person or by proxy at the Meeting, constituting 37.71% of the Company’s issued share capital as at December 1, 2025, being the record date of the Meeting.  The matters voted upon at the Meeting and the final voting results are set forth below:

Matter Being Voted On	For	Against/ Withheld	Abstain	Broker Non-Vote	Percent Approved By1
To Elect Richard Christopher as a director	3,610,713	806,470	-	3,963,206	81.7%
To Elect John Docherty as a director	4,258,174	159,008	-	3,963,207	96.4%
To Elect Christopher Bunka as a director	3,779,780	637,402	-	3,963,207	85.6%
To Elect Nicholas Baxter as a director	4,082,174	335,009	-	3,963,206	92.4%
To Elect William Edward (Ted) McKechnie as a director	3,645,373	771,809	-	3,963,207	82.5%
To Elect Albert Reese Jr. as a director	3,252,873	1,164,310	-	3,963,206	73.6%
To Elect Bal Bhullar as a director	4,119,098	298,085	-	3,963,206	93.3%
To Appoint Malone Bailey LLP as Auditors	8,070,899	252,955	56,535	-	97.0%
To Ratify the lawful actions of the directors for the past year	3,913,888	437,312	65,982	3,963,207	90.0%

1 Percentage is calculated based on abstained votes and broker non-votes not being counted as a vote against the resolution.

All of the proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on December 10, 2025.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Richard Christopher
Richard Christopher
CEO, Principal Executive Officer

Date: January 28, 2026

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